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As filed with the Securities and Exchange Commission on November 30, 2016.

Registration No. 333-214459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD SECOND BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3143493 (I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(630) 892-0202
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

James L. Eccher
President and Chief Executive Officer
Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60507
(630) 892-0202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Fleetwood, Esq.
Bill Fay, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units

        Old Second Bancorp, Inc. ("we," "us," "our" or the "Company") may offer and sell, at any time and from time to time, in one or more offerings, and in any combination, the securities described in this prospectus. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "OSBC". On November 29, 2016, the last reported sale price of our common stock was $9.20. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

        Investing in our securities involves risks. You should refer to the section entitled "Risk Factors" on page 3 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2016.

Prospectus

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

        Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC's website or at the SEC office mentioned under the heading "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement contain forward-looking statements within the meaning of the federal securities laws, including with respect to management's current beliefs and expectations regarding future plans, strategies and financial performance, regulatory developments, industry and economic trends, and other matters. Forward-looking statements are identifiable by the inclusion of such qualifications as "expects," "intends," "believes," "may," "will," "would," "could," "should," "plan," "anticipate," "estimate," "possible," "likely" or other indications that the particular statements are not historical facts. Actual events and results may differ significantly from those described in such forward-looking statements, due to numerous factors, including:

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  negative economic conditions that adversely affect the economy, real estate values, the job market and other factors nationally and in our market area, in each case that may affect our liquidity and the performance of our loan portfolio;

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  defaults and losses on our loan portfolio;

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  the financial success and viability of the borrowers of our commercial loans;

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  market conditions in the commercial and residential real estate markets in our market area;

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  changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities;

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  costs or difficulties related to the integration of the business of acquired entities and the risk that the anticipated benefits, cost savings and any other savings from such transactions may not be fully realized or may take longer than expected to realize;

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  competitive pressures in the financial services business;

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  any negative perception of our reputation or financial strength;

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  ability to raise additional capital on acceptable terms when needed;

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  ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

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  adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

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  adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

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  the impact of any claims or legal actions, including any effect on our reputation;

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  losses incurred in connection with repurchases and indemnification payments related to mortgages;

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  the soundness of other financial institutions;

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  changes in accounting standards, rules and interpretations and the impact on our financial statements;

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  our ability to receive dividends from our subsidiaries;

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  a decrease in our regulatory capital ratios;

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  legislative or regulatory changes, particularly changes in regulation of financial services companies;

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  increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act; and

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  the impact of heightened capital requirements; and

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  each of the factors and risks identified in the "Risk Factors" section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the "Risk Factors" sections of this prospectus and the applicable prospectus supplement.

        Additionally, all statements in this prospectus and the documents we incorporate by reference in this prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

 OLD SECOND BANCORP, INC.

        The Company was organized under the laws of Delaware on September 8, 1981. It is a registered bank holding company under the Bank Holding Company Act of 1956 (the "BHCA"). The Company conducts a full service community banking and trust business through its wholly owned subsidiaries, including Old Second National Bank (the "Bank").

        The Company provides financial services through its 25 banking locations that are located primarily in Aurora, Illinois, and its surrounding communities and throughout the Chicago metropolitan area. These locations include retail offices located in Kane, Kendall, DeKalb, DuPage, LaSalle, Will and Cook counties in Illinois.

        The Bank's full service banking businesses include the customary consumer and commercial products and services that banking institutions provide including demand, NOW, money market, savings, time deposit, individual retirement and Keogh deposit accounts; commercial, industrial, consumer and real estate lending, including installment loans, student loans, agricultural loans, lines of credit and overdraft checking; safe deposit operations; trust services; wealth management services; and an extensive variety of additional services tailored to the needs of individual customers, such as the acquisition of U.S. Treasury notes and bonds, the sale of traveler's checks, money orders, cashiers' checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services. The Bank also offers a full complement of electronic banking services such as online and mobile banking and corporate cash management products including remote deposit capture, mobile deposit capture, investment sweep accounts, zero balance accounts, automated tax payments, ATM access, telephone banking, lockbox accounts, automated clearing house transactions, account reconciliation, controlled disbursement, detail and general information reporting, wire transfers, vault services for currency and coin, and checking accounts. Commercial and consumer loans are made to corporations, partnerships and individuals, primarily on a secured basis. Commercial lending focuses on business, capital, construction, inventory and real estate lending. Installment lending includes direct and indirect loans to consumers and commercial customers. Additionally, the Bank provides a wide range of wealth management, investment, agency, and custodial services for individual, corporate, and not-for-profit clients. These services include the administration of estates and personal trusts, as well as the management of investment accounts for individuals, employee benefit plans, and charitable foundations. The Bank also originates residential mortgages, offering a wide range of mortgage products including conventional, government, and jumbo loans. Secondary marketing of those mortgages is also handled at the Bank.

        Our principal executive office is located at 37 South River Street, Aurora, Illinois 60507 and our telephone number is (630) 892-0202.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus.

RISK FACTORS

        An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

RATIOS

        The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2015, as well as for the nine months ended September 30, 2016. Preferred stock dividends during the years ended December 31, 2011, 2012, 2013, 2014 and 2015 consisted solely of the amounts due on our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, which we refer to as Series B Preferred Stock. We did not pay any preferred stock dividends for the nine months ended September 30, 2016 because no shares of our preferred stock were outstanding during this period. Consequently, the ratio of earnings to fixed charges and preferred stock dividends for this period was the same as the ratio of earnings to fixed charges.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

  •
  earnings represent income from continuing operations before income taxes, plus fixed charges;

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  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), the portion of net rental expense deemed to be equivalent to interest on long-term debt, and discount amortization on long-term debt; and

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  fixed charges, including interest on deposits, include all interest expense, the portion of net rental expense deemed to be equivalent to interest on long-term debt and discount amortization on long-term debt.

	For the nine months ended September 30, 2016	For the years ended December 31,
		2015	2014	2013	2012		2011
Ratio of earnings to fixed charges:
Excluding interest on deposits	5.08x	5.74x	3.77x	2.92x	—	(1)	—	(1)
Including interest on deposits	3.28x	3.68x	2.45x	1.86x	—	(1)	—	(1)
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	5.08x	3.57x	1.93x	2.57x	—	(2)	—	(2)
Including interest on deposits	3.28x	2.74x	1.63x	1.75x	—	(2)	—	(2)

(1)
Ratios for the periods indicated were less than one, as earnings were inadequate to cover fixed charges. The amount of deficiency in earnings to cover fixed charges was $72,000 and $6.5 million for the years ended December 31, 2012 and 2011, respectively, both including and excluding interest on deposits.

(2)
Ratios for the periods indicated were less than one, as earnings were inadequate to cover fixed charges and preferred stock dividends. The amount of deficiency in earnings to cover fixed charges and preferred stock dividends was $6.7 million and $12.8 million for the years ended December 31, 2012 and 2011, respectively, both including and excluding interest on deposits.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), our Bylaws, as amended (our "Bylaws"), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

        We have the authority to issue 60,000,000 shares of common stock, $1.00 par value per share, and 300,000 shares of preferred stock, $1.00 par value per share. As of November 29, 2016, we had 29,554,716 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

        Dividend Rights.    Subject to any rights to receive dividends to which the holders of any outstanding preferred stock may be entitled, holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant.

        Voting Rights.    Each outstanding share of our common stock shall entitle the holder thereof to one vote, and, except as otherwise stated or expressed in a resolution or resolutions adopted by our board of directors providing for the issue of any preferred stock or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of common stock. The holders of our common stock have no cumulative voting rights.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any outstanding preferred stock shall be entitled, the holders of our common stock shall be entitled to share ratably in the remaining assets of the Company. The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or a sale of all or substantially all of the assets of the Company, or, any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a liquidation, dissolution or winding up of the Company.

        Preemptive Rights.    The holders of our common stock have no preemptive rights.

        Miscellaneous.    Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        General.    We may issue up to 300,000 shares of preferred stock, $1.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

        We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

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  the number of shares being offered;

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  the title and liquidation preference per share;

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  the purchase price;

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  the dividend rate or method for determining that rate;

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  the dates on which dividends will be paid;

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  whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any applicable redemption or sinking fund provisions;

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  any applicable conversion provisions;

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  whether we have elected to offer depositary shares with respect to that series of preferred stock; and

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  any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

        The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

        Dividend Rights.    If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

        Voting Rights.    The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

        Liquidation Rights.    In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

        Redemption.    The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

        Conversion Rights.    The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Series A Junior Participating Preferred Stock

        We have 10,000 shares of preferred stock designated as Series A Junior Participating Preferred Stock $1.00 par value per share, which we refer to as the Series A Preferred Stock, none of which were issued and outstanding as of November 29, 2016. As discussed under the heading "—Antitakeover Provisions—Tax Benefits Plan," we declared a dividend of one right for each share of our common stock in conjunction with the adoption of a stockholders' rights and tax benefits plan, which represented the right to purchase one one-thousandth of a share of Series A Preferred Stock. Pursuant to the terms of the stockholders' rights and tax benefits plan, one right will be issued with each share of common stock issued by the Company, which right will be governed by the stockholders' rights and tax benefits plan.

Anti-Takeover Provisions

        General.    Certain provisions of our Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and our Tax Benefits Plan (as defined below) may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

        Certificate of Incorporation; Bylaws.    These provisions of our Certificate of Incorporation and our Bylaws include the following:

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  Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

  •
  Our certificate of incorporation provides for the division of our board of directors into three classes of directors of approximately equal size. Our directors are elected for three-year terms. Consequently only one-third of our directors are up for election in any given year. Our classified board, therefore, may make it more difficult for a shareholder to acquire immediate control of the Company and immediately remove the incumbent management through a proxy contest. Because the terms of only approximately one-third of the incumbent directors expire each year, at least two annual elections are required before a majority of our directors can be replaced. In distinction, if we had a non-classified board, a majority of our directors could theoretically be replaced at one annual meeting.

  •
  Our Certificate of Incorporation does not provide for cumulative voting for any purpose, and our Certificate of Incorporation also provides that any action required or permitted to be taken by stockholders may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting;

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  Certain transactions with interested stockholders (including any merger or consolidation, the sale, lease or exchange of all of substantially all assets, any issuance or transfer of any voting securities to in exchange for cash, assets or securities) must be approved by at least 75% of the outstanding voting stock, unless approved by not less than a majority of disinterested directors;

  •
  When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

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  The amendment of our Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of our Certificate of Incorporation, including provisions (a) concerning directors; (b) governing the purchase by the Company of our voting stock, (c) relating to considerations of the board of directions in evaluating acquisition proposals, (d) limiting business combinations with interested stockholders,

    (e) limiting the stockholders' ability to act by written consent, and (f) regarding amendment of the foregoing supermajority provisions of our Certificate of Incorporation. Our Bylaws may be amended only by vote of a majority of the board of directors.

        Tax Benefits Plan.    On September 12, 2012, the Company and the Bank entered into an Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, which the parties subsequently amended on April 3, 2014 and September 2, 2015 (as amended, the "Tax Benefits Plan"). The Tax Benefits Plan replaced the Rights Agreement that we and the Bank entered into on September 17, 2002.

        The purpose of the Tax Benefits Plan is to protect the Company's ability to utilize certain tax assets, including its net operating losses, to offset future income. The Company's use of the tax benefits in the future could be significantly limited if it experiences an "ownership" change for U.S. federal income tax purposes. In general, an "ownership change" will occur if there is a cumulative change in the Company's ownership by so called "5-percent stockholders" (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

        The Tax Benefits Plan is designed to reduce the likelihood that the Company will experience an unsolicited ownership change by (a) discouraging any person or group from becoming a "5-percent stockholder" and (b) discouraging any existing "5-percent stockholder" from acquiring more than a specified number of additional shares of Company stock.

        While there is no guarantee that the Tax Benefits Plan will prevent the Company from experiencing an ownership change, it could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. For a more complete description of the Tax Benefits Plan and the preferred stock purchase rights granted pursuant thereto, please see the summary contained in our most recent amendment to our Registration Statement on Form 8-A, filed with the SEC on September 4, 2015, which summary is incorporated in this prospectus by reference. See "Incorporation of Certain Information by Reference."

        Delaware Law.    As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an "interested stockholder" generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Banking Laws.    The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The BHCA and the regulations thereunder require any "bank holding company" (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring "control" of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. "Control" is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of the Company's common stock that a holder is entitled to receive pursuant to securities convertible into or settled in the Company's common stock, including pursuant to the Company's warrants to purchase the Company's common stock held by such holder, must be taken into account in calculating a stockholder's aggregate holdings of the Company's common stock.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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  any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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  the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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  whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

  •
  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

  •
  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

  •
  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

  •
  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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  whether the debt securities may be issuable in tranches;

  •
  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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  any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

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  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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  whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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  the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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  any restrictions, conditions or requirements for transfer of the debt securities; and

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  any other material terms or conditions upon which the debt securities will be issued.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

        Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

        The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

        The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

        Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

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  we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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  we have delivered to the trustee an officers' certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

        If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

        Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term "wholly owned subsidiary" means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

        Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of, or interest on, any debt securities;

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  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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  a change in the currency in which any payment on the debt securities is payable;

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  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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  waive compliance by us with certain restrictive provisions of the indenture; and

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  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

        Unless we indicate otherwise in the applicable prospectus supplement, "event of default" under the indenture will mean, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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  our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a "Notice of Default" shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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  if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a "proceeding"; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under "Consolidation, Merger and Transfer of Assets;" or

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  any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of Security for such Series.

        Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

        The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer's knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

        The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee.

        The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default;

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  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

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  no direction inconsistent with such written request has been given to the trustee under the indenture.

        However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

        Satisfaction and Discharge of Indenture.    Unless otherwise indicated in the applicable prospectus supplement, if at any time,

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  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have irrevocably deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

        Defeasance and Covenant Defeasance.    Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:

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  to defease and be discharged from all of our obligations with respect to such debt securities ("defeasance"), with certain exceptions described below; or

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  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance").

        We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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  we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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  we must deliver to the trustee an officers' certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

        In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

        The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

        Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

        We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, polices and procedures of the applicable securities depositary.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

        General.    From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Annual Trustee Report to Holders of Debt Securities.    The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

        The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

  •
  the title and specific designation of the warrants;

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  the aggregate number of warrants offered;

  •
  the amount of warrants outstanding, if any;

  •
  the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price or prices of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  the anti-dilution, redemption or call provisions of the warrants, if any;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other material terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

        This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

        When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

Conversion or Exchange Rights

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

        If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

  •
  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        This following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

  •
  the record date for stockholders entitled to receive the subscription rights;

  •
  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

  •
  the exercise price of the subscription rights;

  •
  whether the subscription rights are transferable;

  •
  the period during which the subscription rights may be exercised and when they will expire;

  •
  the steps required to exercise the subscription rights;

  •
  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

  •
  whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as "Stock Purchase Contracts." The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders' obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as "Stock Purchase Units." The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in "at the market" equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

  •
  the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or other items constituting agents' or underwriters' compensation;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal controls over financial reporting as of December 31, 2015, have been so incorporated in reliance on the report of Plante & Moran PLLC, independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or on our website at www.oldsecond.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Old Second Bancorp, Inc., 37 South River Street, Aurora, Illinois 60507, Attention: Corporate Secretary, telephone: (630) 892-0202.

        This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information "furnished" rather than "filed" and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016;

  •
  our Quarterly Reports on Form 10-Q and Form 10-Q/A, filed with the SEC on May 6, 2016, August 8, 2016, November 8, 2016 and November 15, 2016;

  •
  our Current Reports on Form 8-K filed on January 4, 2016, April 1, 2016, April 20, 2016, May 18, 2016, July 1, 2016, July 20, 2016, October 3, 2016, October 19, 2016 and October 31, 2016; and

  •
  the description of our common stock included in our Registration Statement on Form S-1 (SEC File No. 333-193424) filed with the SEC on January 17, 2014, as amended February 27, 2014, March 26, 2014 and April 1, 2014 and all amendments or reports filed for the purpose of updating such description and the description of preferred share purchase rights included in our most recent amendment to our Registration Statement on Form 8-A filed with the SEC on September 4, 2015 (SEC File No. 0-10537).

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Old Second Bancorp, Inc.
Attention: Corporate Secretary
37 South River Street
Aurora, Illinois 60507
Telephone number: (630) 892-0202

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.

SEC Registration Fee	$8,693
Trustee Fees		*
Printing Expenses		*
Rating Agency Fees		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total		*

*
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.    Indemnification of Directors and Officers

        Delaware Law.    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Certificate of Incorporation and Bylaws.    Article VIII of our Certificate of Incorporation provides that we shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify pursuant thereto. Section 8.8 of our Bylaws contains indemnification provisions substantially similar to Section 145 of the Delaware General Corporation Law.

        Liability Insurance.    We have obtained directors' and officers' liability insurance. The policy provides for coverage including prior acts and liabilities under the Securities Act, within the limits and subject to the limitations of such insurance.

Item 16.    Exhibits

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

3.2		Amended and Restated Bylaws of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

4.1		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on September 13, 2012).

4.2		First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated April 3, 2014 (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

4.3		Second Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 2, 2015 (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 4, 2015).

4.4		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.5		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.6		Specimen Common Stock Certificate of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 filed on January 17, 2014 (SEC File No. 333-193424)).

4.7	*	Form of Certificate of Designations of Preferred Stock.

4.8	*	Form of Preferred Stock Certificate.

4.9	*	Form of Warrant and Warrant Certificate.

4.10		Form of Indenture.

4.11	*	Form of Senior Debt Security.

4.12	*	Form of Subordinated Debt Security.

4.13	*	Form of Purchase Contract Agreement.

4.14	*	Form of Depositary Agreement and Depositary Receipt.

4.15	*	Form of Subscription Certificate.

4.16	*	Form of Subscription Agent Agreement.

4.17	*	Form of Unit Agreement and Unit Certificate.

Exhibit Number		Description of Exhibits
5.1		Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

12.1		Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1		Consent of Plante & Moran, PLLC.

23.2		Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

25.1		Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, National Association.

*
To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

**
Previously filed.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, state of Illinois, on the 30th day of November, 2016.

OLD SECOND BANCORP, INC.
By:	/s/ JAMES L. ECCHER James L. Eccher President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on November 30, 2016.

Signature	Title

* William B. Skoglund	Chairman of the Board and Director
/s/ JAMES L. ECCHER James L. Eccher	President, Chief Executive Officer and Director (principal executive officer)
/s/ J. DOUGLAS CHEATHAM J. Douglas Cheatham	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)
* Gary Collins	Vice Chairman and Director
* Edward Bonifas	Director
* Barry Finn	Director
* William Kane	Director

Signature		Title

* John Ladowicz		Director
* Duane Suits		Director
* James F. Tapscott		Director
* Patti Temple Rocks		Director
*By:	/s/ J. DOUGLAS CHEATHAM J. Douglas Cheatham Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

3.1		Restated Certificate of Incorporation of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

3.2		Amended and Restated Bylaws of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

4.1		Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated September 12, 2012 (incorporated herein by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on September 13, 2012).

4.2		First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated April 3, 2014 (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

4.3		Second Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 2, 2015 (incorporated by reference herein to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on September 4, 2015).

4.4		Form of Stock Certificate for Series B Fixed Rate Cumulative Perpetual Preferred Stock (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.5		Warrant to Purchase Shares of Common Stock, dated January 16, 2009 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on January 16, 2009).

4.6		Specimen Common Stock Certificate of Old Second Bancorp, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 filed on January 17, 2014 (SEC File No. 333-193424)).

4.7	*	Form of Certificate of Designations of Preferred Stock.

4.8	*	Form of Preferred Stock Certificate.

4.9	*	Form of Warrant and Warrant Certificate.

4.10		Form of Indenture.

4.11	*	Form of Senior Debt Security.

4.12	*	Form of Subordinated Debt Security.

4.13	*	Form of Purchase Contract Agreement.

4.14	*	Form of Depositary Agreement and Depositary Receipt.

4.15	*	Form of Subscription Certificate.

4.16	*	Form of Subscription Agent Agreement.

4.17	*	Form of Unit Agreement and Unit Certificate.

Exhibit Number		Description of Exhibits
5.1		Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

12.1		Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1		Consent of Plante & Moran, PLLC.

23.2		Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney.

25.1		Statement of Eligibility of Trustee on Form T-1 of Wells Fargo Bank, National Association.

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

**
Previously filed.